As filed with the Securities and Exchange Commission on May 13, 2010
Registration No. 333-

United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	74-2966572 (I.R.S. Employer Identification Number)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan
(Full Title of the Plan)

Jeff D. Morris
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(972) 367-3600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Harlin R. Dean, Jr.
Alon USA Energy, Inc.
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
Telephone: (972) 367-3600
Facsimile: (972) 367-3724
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee(2)
Common Stock, $0.01 par value per share	3,000,000	$6.61	$19,830,000	$1,413.88

(1)	Represents shares of common stock of Alon USA Energy, Inc. (the “Registrant”) issuable under the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (the “Incentive Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued pursuant to anti-dilution provisions contained in the Incentive Plan.

(2)	Estimated solely for calculating the amount of the registration fee. Pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, the Proposed Maximum Aggregate Offering Price has been determined on the basis of the average of the high and low sale prices of the Registrant’s common stock as reported on the New York Stock Exchange on May 11, 2010 which was $6.61 per share.

PART II
Item 3. Incorporation of Documents by Reference
Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-24.1

Explanatory Note
     In accordance with General Instruction E of Form S-8, this Registration Statement is registering additional securities of the same class as registered under the effective Registration Statement of Alon USA Energy, Inc. (the “Registrant”) on Form S-8, File No. 333-127051, filed by the Registrant on July 29, 2005 (the “Earlier Registration Statement”). The contents of the Earlier Registration Statement are incorporated herein by reference and made a part hereof, except as otherwise updated or modified by this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates the contents of the Earlier Registration Statement, to the extent it relates to the Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (the “Incentive Plan”) and the shares of common stock, par value $0.01 per share (“Common Stock”), of the Registrant issuable thereunder, except as the same may be modified by the information set forth on this Registration Statement.
The Registrant incorporates by reference into this Registration Statement the following documents filed with the Commission (excluding any portions of such documentation that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):
(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Commission on March 16, 2010;

(2)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed on May 10, 2010, the Registrant’s Current Reports on Form 8-K filed on January 5, 2010, January 27, 2010, March 2, 2010 and May 7, 2010;

(3)	the description of the Common Stock contained in the registration statement on Form 8-A filed by the Registrant on July 12, 2005, including any subsequently filed amendments and reports updating such description; and

(4)	all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.
Item 5. Interests of Named Experts and Counsel.
          Certain legal matters regarding shares of Common Stock will be passed upon for the Registrant by Harlin R. Dean, Jr., Senior Vice President-Legal, Secretary and General Counsel of the Registrant. Mr. Dean beneficially owns 7,446 shares of Common Stock and stock appreciation rights of the Registrant representing 43,333 shares of Common Stock. As a senior executive of the Registrant, Mr. Dean is eligible to receive additional awards pursuant to the terms and conditions of the Incentive Plan.
Item 8. Exhibits.
          (a) The following exhibits are filed herewith:

Number	Exhibit Title
4.1	Amended and Restated Certificate of Incorporation of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A, filed by the Registrant on July 7, 2005, SEC File No. 333-124797).

Number	Exhibit Title
4.2	Amended and Restated Bylaws of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A, filed by the Registrant on July 14, 2005, SEC File No. 333-124797).

5.1	Opinion of Harlin R. Dean, Jr. (as filed herewith).

10.1	Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2010).

23.1	Consent of KPMG LLP (as filed herewith).

23.2	Consent of Harlin R. Dean, Jr. (included in Exhibit 5.1).

24.1	Power of Attorney.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, State of Texas, on this 13th day of May, 2010.

ALON USA ENERGY, INC.
By:	/s/ David Wiessman
David Wiessman
Executive Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeff D. Morris Jeff D. Morris	Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2010

/s/ David Wiessman David Wiessman	Executive Chairman of the Board	May 13, 2010

/s/ Shai Even Shai Even	Chief Financial Officer (Principal Financial and Accounting Officer)	May 13, 2010

/s/ Itzhak Bader Itzhak Bader	Director	May 13, 2010

/s/ Boaz Biran Boaz Biran	Director	May 13, 2010

/s/ Shlomo Even Shlomo Even	Director	May 13, 2010

/s/ Avinadav Grinshpon Avinadav Grinshpon	Director	May 13, 2010

/s/ Ron W. Haddock Ron W. Haddock	Director	May 13, 2010

/s/ Yeshayahu Pery Yeshayahu Pery	Director	May 13, 2010

/s/ Zalman Segal Zalman Segal	Director	May 13, 2010

/s/ Avraham Baiga Shochat Avraham Baiga Shochat	Director	May 13, 2010

EXHIBIT INDEX

Number	Exhibit Title
4.1	Amended and Restated Certificate of Incorporation of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.1 to Form S-1/A, filed by the Registrant on July 7, 2005, SEC File No. 333-124797).

4.2	Amended and Restated Bylaws of Alon USA Energy, Inc. (incorporated by reference to Exhibit 3.2 to Form S-1/A, filed by the Registrant on July 14, 2005, SEC File No. 333-124797).

5.1	Opinion of Harlin R. Dean, Jr. (as filed herewith).

10.1	Alon USA Energy, Inc. Amended and Restated 2005 Incentive Compensation Plan (incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2010).

23.1	Consent of KPMG LLP (as filed herewith).

23.2	Consent of Harlin R. Dean, Jr. (included in Exhibit 5.1).

24.1	Power of Attorney.

E-1